EXHIBIT 99.1
Press Release

Clean Harbors Announces Fourth-Quarter and
Full-Year 2021 Financial Results

•Reports Q4 Revenues of $1.12 Billion; Full-Year Revenues of $3.81 Billion
•Generates Q4 Net Income of $49.0 Million, or EPS of $0.90, with Adjusted EPS of $0.89; Full-Year Net Income of $203.2 Million, or EPS of $3.71, with Adjusted EPS of $3.64
•Achieves Q4 Adjusted EBITDA Growth of 23% to $174.3 Million; Generates Record Full-Year Adjusted EBITDA of $676.6 Million
•Delivers Full-Year Net Cash from Operating Activities of $546.0 Million and Record Adjusted Free Cash Flow of $326.3 Million
•Provides Full-Year 2022 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – February 23, 2022 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2021.

“The fourth quarter marked a strong close to the year for Clean Harbors and demonstrated the ongoing success of our comprehensive growth strategy,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “Favorable market dynamics for both our operating segments drove our performance – including high demand for hazardous waste disposal, industrial services and re-refined products. This positive market environment, combined with strong execution by our entire team, enabled us to exceed our guidance for both Adjusted EBITDA and adjusted free cash flow. With contributions from HydroChemPSC (“HPC”), which we acquired in October, we delivered more than $1 billion in quarterly revenue for the first time in our Company’s history.”

Fourth-Quarter Results
Revenues increased 41% to $1.12 billion from $796.2 million in the same period of 2020. Income from operations grew 33% to $82.2 million from $61.7 million in the fourth quarter of 2020.

Net income was $49.0 million, or $0.90 per diluted share. This compares with net income of $39.3 million, or $0.71 per diluted share, for the same period in 2020. Adjusted for certain items in both periods, adjusted net income was $48.6 million, or $0.89 per diluted share, for the fourth quarter of 2021, compared with adjusted net income of $35.0 million, or $0.63 per diluted share, for the same period of 2020. (See reconciliation tables below). Net income and adjusted net income results for the fourth quarter of 2021 included pre-tax integration and severance costs of $8.6 million. Comparable costs in the fourth quarter of 2020 were $1.9 million.

Adjusted EBITDA (see description below) increased 23% to $174.3 million from $141.8 million in the same period of 2020. Benefits from Canadian government assistance programs accounted for $0.3 million of
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com contributions in the fourth quarter of 2021, compared with $5.6 million in benefits from both Canadian and U.S. government programs in the same period of 2020.

Q4 2021 Review
“Revenues in our Environmental Services segment increased 36%, reflecting the HPC acquisition, robust demand for our disposal and recycling services, and healthy growth in our Industrial Services and Field Services businesses,” McKim said. “Our incineration network utilization was 92% in the quarter, compared with 84% in the prior year, reflecting some project opportunities, as well as a focused effort to drive additional volumes and make progress on our considerable backlog. We saw a pickup in small remediation projects that drove our landfill volumes up 15%. Safety-Kleen Environmental continued its steady rebound, growing 6% through wins across its core service offerings. For the third consecutive quarter, our legacy Industrial Services business, which excludes HPC, grew substantially, rising 26% due to market demand as customers work to address deferred maintenance that resulted from the pandemic.

“Revenues in our Safety-Kleen Sustainability Solutions (SKSS) segment grew more than 60% from a year ago and Adjusted EBITDA nearly tripled,” McKim said. “As we saw throughout 2021, demand for both our base oil and blended products in the quarter drove strong pricing. We complemented that product pricing with highly effective management of our collection costs throughout our network. Waste oil gallons collected were up 14% in the quarter to 56 million gallons.”

2021 Financial Results
Clean Harbors’ revenues were $3.81 billion compared with $3.14 billion in 2020. Income from operations increased 38% to $347.9 million from $251.3 million in 2020.

Net income was $203.2 million, or $3.71 per diluted share, compared with net income of $134.8 million, or $2.42 per diluted share for 2020. Adjusted for certain items in both periods, the Company reported adjusted net income for 2021 of $199.6 million, or $3.64 per diluted share, compared with adjusted net income of $129.4 million, or $2.32 per diluted share, for 2020. (See reconciliation table below). Net income and adjusted net income results for 2021 included pre-tax integration and severance costs of $19.7 million, with the HPC acquisition representing the largest factor. Comparable costs in 2020 were $12.5 million driven by pandemic-related workforce reductions.

Adjusted EBITDA (see description below) increased 18% to $676.6 million, which included $12.0 million of benefits from government assistance programs, compared with Adjusted EBITDA of $573.8 million in 2020, which included $42.3 million of benefits from government assistance programs. The Company also generated record adjusted free cash flow of $326.3 million in 2021, a 23% increase from the prior year.

“Our results reflect the continuation of a multi-year growth trend in our revenues, Adjusted EBITDA and adjusted free cash flow generation,” McKim said. “Beyond our financial accomplishments, 2021 was a year of significant achievement for the Company, including the HPC acquisition, commencing the expansion of our incineration network in Nebraska and overcoming the deep freeze in the Southern U.S. that temporarily shut
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com down six of our incinerators in early 2021. In addition, we addressed inflationary conditions not seen in decades with rigorous pricing initiatives and navigated the various phases of the pandemic, while generating $59 million of COVID decontamination revenue. Overall, it was another year of delivering exceptional performance for our stakeholders as we improved our ROIC for the fourth consecutive year.”

Business Outlook and Financial Guidance
“We see momentum continuing across all our key business lines, which will support our plans for profitable growth in 2022,” McKim said. “The new year began with a healthy backlog of waste streams in our disposal facilities and at customer sites, with underlying trends in regulations and U.S. manufacturing further supporting our positive view. We are seeing a robust pipeline of remediation and waste projects heading into the year; that is only likely to increase as the market contemplates its strategy to address PFAS and the government moves forward with its infrastructure spending plan.

“The outlook for our Industrial Services business is also promising, and we are excited about the prospects for HPC, which has given us a leadership position in the space,” McKim said. “HPC has a talented team with great assets including industry-leading automation technology. In the short time we’ve owned the company, the cultural fit has been excellent, and we see enormous potential to generate cross-selling and capture synergies.

“Within SKSS, we continue to see a favorable pricing environment for our sustainable lubricant products and base oil. Coupled with the effective systems we have in place to manage our waste oil collection costs and improve transportation efficiencies, we expect to maintain a healthy re-refining spread in that segment again in 2022,” McKim concluded. “Overall, we are confident that we have pricing and cost reduction strategies in place to offset inflation in full year 2022. Given the positive demand environment across North America, we expect Clean Harbors to deliver strong profitable growth and solid free cash flow this year.”

For the first quarter, Clean Harbors expects Adjusted EBITDA to increase 30%-35% from the prior year, largely due to the addition of HPC and higher profitability in the SKSS segment.

For full-year 2022, Clean Harbors expects:
•Adjusted EBITDA in the range of $765 million to $795 million. This range is based on anticipated GAAP net income in the range of $204 million to $237 million; and
•Adjusted free cash flow in the range of $250 million to $290 million, based on anticipated net cash from operating activities in the range of $560 million to $620 million.

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and twelve months ended December 31, 2021 and 2020 (in thousands, except percentages):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income	$48,993	$39,332	$203,247	$134,837
Accretion of environmental liabilities	3,120	2,902	11,745	11,051
Stock-based compensation	6,053	5,763	18,839	18,502
Depreciation and amortization	82,929	71,418	298,135	292,915
Other (income) expense, net	(1,994)	(307)	515	290
Loss on sale of businesses	—	—	—	3,376
Interest expense, net of interest income	23,704	18,272	77,657	73,120
Provision for income taxes	11,495	4,444	66,468	39,713
Adjusted EBITDA	$174,300	$141,824	$676,606	$573,804
Adjusted EBITDA Margin	15.6%	17.8%	17.8%	18.3%
This press release includes a discussion of net income and earnings per share adjusted for the loss on sale of businesses and the impacts of tax-related valuation allowances and other items as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income and adjusted net income, and the difference between earnings per share and adjusted earnings per share, for the three and twelve months ended December 31, 2021 and 2020 (in thousands, except per share amounts):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Adjusted net income
Net income	$48,993	$39,332	$203,247	$134,837
Loss on sale of businesses	—	—	—	3,376
Tax-related valuation allowances and other*	(428)	(4,303)	(3,649)	(8,805)
Adjusted net income	$48,565	$35,029	$199,598	$129,408

Adjusted earnings per share
Earnings per share	$0.90	$0.71	$3.71	$2.42
Loss on sale of businesses	—	—	—	0.06
Tax-related valuation allowances and other*	(0.01)	(0.08)	(0.07)	(0.16)
Adjusted earnings per share	$0.89	$0.63	$3.64	$2.32
* For the twelve months ended December 31, 2020, other amounts include a $1.6 million benefit, or $0.03 per share, related to tax benefits from impacts of amendments to prior period tax filings.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. The Company excludes cash impacts of items derived from non-operating activities such as taxes paid in connection with divestitures and in 2020 also excluded cash paid in connection with the purchase of its corporate headquarters and certain capital improvements to the site as these expenditures are considered one-time in nature. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three and twelve months ended December 31, 2021 and 2020 (in thousands):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Adjusted free cash flow
Net cash from operating activities	$177,771	$113,165	$545,997	$430,597
Additions to property, plant and equipment	(95,202)	(45,899)	(241,856)	(196,256)
Purchase and capital improvements of corporate HQ	—	—	—	21,080
Proceeds from sale and disposal of fixed assets	5,732	2,316	22,156	9,623
Adjusted free cash flow	$88,301	$69,582	$326,297	$265,044
Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2022
Projected GAAP net income	$204	to	$237
Adjustments:
Accretion of environmental liabilities	13	to	12
Stock-based compensation	26	to	29
Depreciation and amortization	340	to	330
Interest expense, net	104	to	100
Provision for income taxes	78	to	87
Projected Adjusted EBITDA	$765	to	$795
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2022
Projected net cash from operating activities	$560	to	$620
Additions to property, plant and equipment	(320)	to	(340)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$250	to	$290

Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenues	$1,119,481	$796,190	$3,805,566	$3,144,097
Cost of revenues: (exclusive of items shown separately below)	792,183	548,775	2,609,837	2,137,751
Selling, general and administrative expenses	159,051	111,354	537,962	451,044
Accretion of environmental liabilities	3,120	2,902	11,745	11,051
Depreciation and amortization	82,929	71,418	298,135	292,915
Income from operations	82,198	61,741	347,887	251,336
Other income (expense), net	1,994	307	(515)	(290)
Loss on sale of businesses	—	—	—	(3,376)
Interest expense, net	(23,704)	(18,272)	(77,657)	(73,120)
Income before provision for income taxes	60,488	43,776	269,715	174,550
Provision for income taxes	11,495	4,444	66,468	39,713
Net income	$48,993	$39,332	$203,247	$134,837
Earnings per share:
Basic	$0.90	$0.72	$3.73	$2.43
Diluted	$0.90	$0.71	$3.71	$2.42
Shares used to compute earnings per share - Basic	54,398	54,982	54,514	55,479
Shares used to compute earnings per share - Diluted	54,658	55,264	54,761	55,690

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$452,575	$519,101
Short-term marketable securities	81,724	51,857
Accounts receivable, net	792,734	611,534
Unbilled accounts receivable	94,963	55,681
Inventories and supplies	250,692	220,498
Prepaid expenses and other current assets	68,483	67,051
Total current assets	1,741,171	1,525,722
Property, plant and equipment, net	1,863,175	1,525,298
Other assets:
Operating lease right-of-use assets	161,797	150,341
Goodwill	1,227,042	527,023
Permits and other intangibles, net	644,912	386,620
Other	15,602	16,516
Total other assets	2,049,353	1,080,500
Total assets	$5,653,699	$4,131,520

Current liabilities:
Current portion of long-term debt	$17,535	$7,535
Accounts payable	359,866	195,878
Deferred revenue	83,749	74,066
Accrued expenses and other current liabilities	391,414	295,823
Current portion of closure, post-closure and remedial liabilities	25,136	26,093
Current portion of operating lease liabilities	47,614	36,750
Total current liabilities	925,314	636,145
Other liabilities:
Closure and post-closure liabilities, less current portion	87,088	74,023
Remedial liabilities, less current portion	98,752	102,623
Long-term debt, less current portion	2,517,024	1,549,641
Operating lease liabilities, less current portion	117,991	114,258
Deferred tax liabilities	314,853	230,097
Other long-term liabilities	78,790	83,182
Total other liabilities	3,214,498	2,153,824
Total stockholders’ equity, net	1,513,887	1,341,551
Total liabilities and stockholders’ equity	$5,653,699	$4,131,520
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net income	$203,247	$134,837
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	298,135	292,915
Allowance for doubtful accounts	8,018	10,133
Amortization of deferred financing costs and debt discount	4,245	3,666
Accretion of environmental liabilities	11,745	11,051
Changes in environmental liability estimates	2,979	10,698
Deferred income taxes	1,482	(9,748)
Other expense, net	515	290
Stock-based compensation	18,839	18,502
Loss on sale of businesses	—	3,376
Environmental expenditures	(15,506)	(12,401)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(96,551)	22,422
Inventories and supplies	(31,689)	(7,933)
Other current and non-current assets	9,268	(12,602)
Accounts payable	108,398	(80,328)
Other current and long-term liabilities	22,872	45,719
Net cash from operating activities	545,997	430,597
Cash flows used in investing activities:
Additions to property, plant and equipment	(241,856)	(196,256)
Proceeds from sale and disposal of fixed assets	22,156	9,623
Acquisitions, net of cash acquired	(1,253,232)	(8,839)
Additions to intangible assets including costs to obtain or renew permits	(3,848)	(2,029)
Purchases of available-for-sale securities	(129,234)	(70,891)
Proceeds from sale of available-for-sale securities	98,412	61,220
Proceeds from sale of businesses, net of transactional costs	—	7,712
Net cash used in investing activities	(1,507,602)	(199,460)
Cash flows used in financing activities:
Change in uncashed checks	(1,806)	5,404
Tax payments related to withholdings on vested restricted stock	(10,805)	(5,331)
Repurchases of common stock	(54,410)	(74,844)
Deferred financing costs paid	(13,737)	(2,171)
Payments on finance leases	(8,458)	(4,469)
Principal payments on debt	(7,535)	(7,535)
Proceeds from issuance of debt, net of discount	995,000	—
Borrowings from revolving credit facility	—	150,000
Payment on revolving credit facility	—	(150,000)
Net cash from (used in) financing activities	898,249	(88,946)
Effect of exchange rate change on cash	(3,170)	4,919
(Decrease) increase in cash and cash equivalents	(66,526)	147,110
Cash and cash equivalents, beginning of period	519,101	371,991
Cash and cash equivalents, end of period	$452,575	$519,101

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$73,440	$72,535
Income taxes paid, net of refunds	65,192	53,123
Non-cash investing activities:
Property, plant and equipment accrued	19,264	3,536

Supplemental Segment Data (in thousands)

	For the Three Months Ended
Revenue	December 31, 2021			December 31, 2020
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$906,051	$2,071	$908,122	$668,196	$(641)	$667,555
Safety-Kleen Sustainability Solutions	213,348	(2,071)	211,277	127,922	641	128,563
Corporate Items	82	—	82	72	—	72
Total	$1,119,481	$—	$1,119,481	$796,190	$—	$796,190

	For the Twelve Months Ended
Revenue	December 31, 2021			December 31, 2020
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$3,025,907	$6,547	$3,032,454	$2,637,641	$(1,740)	$2,635,901
Safety-Kleen Sustainability Solutions	779,360	(6,547)	772,813	506,166	1,740	507,906
Corporate Items	299	—	299	290	—	290
Total	$3,805,566	$—	$3,805,566	$3,144,097	$—	$3,144,097

	For the Three Months Ended		For the Twelve Months Ended
Adjusted EBITDA	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Environmental Services	$176,952	$163,817	$659,718	$665,918
Safety-Kleen Sustainability Solutions	61,598	20,966	227,354	83,214
Corporate Items	(64,250)	(42,959)	(210,466)	(175,328)
Total	$174,300	$141,824	$676,606	$573,804

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com